EXHIBIT 21

Crane Co.

Exhibit 21 to FORM 10-K

Annual Report for the Year Ended December 31, 2010

Subsidiaries of Registrant

The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Ardac Inc.	Ohio
Armature d.o.o.	Slovenia
Automatic Products (UK) Limited	England
Azonix Corporation	Massachusetts
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CA-MC Acquisition UK Limited	England
Coin Controls International Ltd.	England
Coin Holdings Ltd.	England
Coin Industries Ltd.	England
Coin Overseas Holdings Ltd.	England
Coin Pension Trustees Ltd.	England
CR Holdings C.V.	Netherlands
Crane Aerospace, Inc.	Delaware
Crane (Asia Pacific) Ptd. Ltd.	Singapore
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane Composites, Inc.	Delaware
Crane Controls, Inc.	Delaware
Crane Electronics, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane Fengqiu (Zhejiang) Pump Co. Ltd.	China (70%)
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings, S.L.	Spain
Crane GmbH	Germany
Crane Holdings (Germany) GmbH	Germany
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ltd.	England
Crane Merchandising Systems, Inc.	Delaware
Crane Merchandising Systems Ltd.	England
Crane Middle East & Africa FZE	United Arab Emirates
Crane Nantong Company Ltd.	China (25%)
Crane Ningjin Valve Co.	China
Crane Nuclear, Inc.	Delaware
Crane Overseas LLC	Delaware
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies Ltd.	Wales
Crane Process Flow Technologies (India) Ltd.	India
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies S.r.l.	Italy
Crane Pumps & Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane SC Holdings Ltd.	England
Crane Stockham Valve Ltd.	England
Crane YongXiang (Ningbo) Valve Co. Ltd.	China (70%)
Croning Livarna d.o.o.	Slovenia
Delta Fluid Products, Ltd.	England

Dynalco Controls Corporation	Delaware
ELDEC Corporation	Washington
ELDEC Electronics Ltd.	England
ELDEC France S.A.R.L.	France
Flow Technology, Inc.	Ohio
Friedrich Krombach GmbH Armaturenwerke	Germany
Hydro-Aire, Inc.	California
International Couplings B.V.	Netherlands
Interpoint S.A.R.L.	France
Interpoint Taiwan Corporation	Taiwan
Interpoint U.K. Ltd.	England
Kemlite Ltd.	England
Kessel (Thailand) Pte. Ltd.	Thailand (49%)
Krombach Fluid Control Wuxi Co. Ltd.	China (51%)
Krombach France S.A.R.L.	France
Krombach International GmbH	Germany
MCC Holdings, Inc.	Delaware
Merrimac Industries, Inc.	Delaware
Money Controls Holdings Ltd.	England
Money Controls, Inc.	Nevada
Money Controls Ltd.	England
Money Controls Argentina SA	Argentina
Money Controls Pty.	Australia
Money Controls GmbH	Germany
Money Controls SA	Spain
Money Controls Srl	Italy
Multi-Mix Microtechnology SRL	Costa Rica
National Rejectors, Inc. GmbH	Germany
Noble Composites, Inc.	Indiana
Nominal Engineering, LLC	Ukraine
NRI Iberica S.A.	Spain
P.T. Crane Indonesia	Indonesia (51%)
Resistoflex (Suzhou) Piping Systems Co. Ltd.	China
Telequip Corporation	Delaware
Unidynamics/Phoenix Inc.	Delaware
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation	Ohio
Xomox France S.A.S.	France
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co.	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Xomox Sanmar Ltd.	India (49%)
Xomox Corporation de Venezuela C.A.	England
Xomox Southeast Asia Pte. Ltd.	Singapore